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                                                                    EXHIBIT 10.9


                        FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of November 15, 1999, is entered into by and among FutureLink Corp., a Delaware corporation, (the "Company") the successor-in-interest to FutureLink Distribution Corp., a Colorado corporation, and Vincent L. Romano, Jr. (the "Borrower") in order to amend the Loan Agreement entered into between the Company and the Borrower on July 15, 1999, which became effective August 1, 1999 (the "Loan Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement unless the context otherwise requires.

                                    RECITALS

                  WHEREAS, pursuant to the Loan Agreement and the Promissory Note (the "Note") executed in connection therewith, the Company loaned the Borrower Two Million Dollars ($2,000,000) to be used, and which has been used, to purchase common stock of the Company (the "Loan");

                  WHEREAS, the Company and the Borrower desire to amend Article 6 of the Loan Agreement relating to default, realization and repayment of the Indebtedness (which includes all outstanding principal and interest due thereon);

                  WHEREAS, the Company and the Borrower entered into an Employment Agreement dated July 15, 1999 and effective August 1, 1999 (the "Employment Agreement"), which, among other things, sets forth the terms of the Loan Agreement;

                  WHEREAS, concurrently with this Amendment, the Company and the Borrower shall amend the Employment Agreement to conform to the amendments set forth herein; and

                  NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained the parties hereto agree as follows:

                                    AGREEMENT

         1. Article 6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "6.1. Since the effective date of the Loan Agreement, $250,000 of the Loan has been forgiven, which forgiveness was effective October 1, 1999. Hereafter, so long as the Borrower remains employed by the Company under the Employment Agreement, (a) $,500,000 of the principal amount of the original Loan shall be forgiven on April 1, 2000 on account of the period between October 1, 1999 and March 31, 2000 (the "First Forgiveness

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                  Period"), and (2) the remaining $1,250,000 of principal shall be forgiven on July 1, 2001, on account of the period between April 1, 2000 and July 1, 2001 (the "Second Forgiveness Period"). Furthermore, the annual interest payable by the Borrower in accordance with Article 3 hereof which accrued during a particular Forgiveness Period shall be forgiven annually, such that the interest accrued from August 1, 1999 to December 31, 1999 shall be forgiven as at December 31, 1999 should the Borrower remain employed by the Company at such time. The forgiveness of any Indebtedness shall constitute a benefit of employment to the Borrower and shall be subject to deductions required by law, which deductions may be set-off against other amounts owed to the Borrower by the Company."

                  "6.2. Should the employment of the Borrower be terminated by the Company for other than just cause and prior to the Indebtedness being forgiven or repaid under the terms of this Agreement, the Indebtedness shall be reduced pro rata for each full month of service completed by the Borrower within the Forgiveness Period during which the Borrower was terminated, and such amount shall be reduced from the total Indebtedness. For example, should the Borrower be terminated without cause by the Company on July 1, 2000, Seven Hundred and Fifty Thousand Dollars ($750,000) would be forgiven by the Company, which is the pro rata portion of the One Million Dollar ($1,000,000) annual forgiveness for the First Forgiveness Period, based on the nine month period between October 1, 1999 (the start of the First Forgiveness Period) and June 30, 2000 (the date of the last full month prior to termination)."

                  "6.3. Should the Company terminate the Borrower with just cause under the Employment Agreement, prior to the Indebtedness being forgiven or repaid under the terms of this Agreement, such event shall immediately constitute an Event of Default hereunder, and the entire Indebtedness shall become immediately due and payable."

                  "6.4. Should the Borrower voluntarily terminate his employment with the Company, prior to the Indebtedness being forgiven or repaid under the terms of this Agreement, the Indebtedness shall be reduced pro rata for each fiscal quarter of service completed by the Borrower during the applicable Forgiveness Period, as of the date of termination, and such amount shall be reduced from the total Indebtedness. For example, should the Borrower resign on August 1, 2000, Seven Hundred and Fifty Thousand Dollars ($750,000) would be


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                  forgiven by the Company, which is the pro rata portion of the
                  One Million Dollar ($1,000,000) annual forgiveness for the First Forgiveness Period, based on the three full fiscal quarters between October 1, 1999 (the start of the First Forgiveness Period) and June 30, 2000 (the end of the most recent fiscal quarter)."

                  "6.5. Upon termination of the Borrower under Section 6.2, 6.3 or 6.4 above, any escrowed Common Stock shall be immediately seized by the Company from the Trustee under the Escrow Agreement as the primary Security for the remaining Indebtedness, and the Indebtedness shall be reduced by the fair market value of the Common Stock seized which shall be the average closing trading price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date of such termination."

                  "6.6. The Borrower shall be personally liable to the Company for any Indebtedness remaining after the Company has exhausted its remedy under Section 6.5 above, and in accordance with
                  Section 5.2 hereof, the Borrower shall have ten (10) Business Days to repay such remaining Indebtedness by either (1) delivering to the Company a certified check, bank draft or wire transfer for all or a portion of the remaining Indebtedness, or (2) delivering to the Company shares of Common Stock of the Company which shall reduce such remaining Indebtedness by the fair market value of the Common Stock delivered which shall be the average closing trading price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date of the Borrower's termination of employment."

                  "6.7 Upon any other termination of the Loan Agreement by mutual consent of the parties, any escrowed Common Stock shall be immediately seized by the Company from the Trustee under the Escrow Agreement as the primary Security for the remaining Indebtedness, and the Indebtedness shall be reduced by the fair market value of the Common Stock seized which shall be the average closing trading price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date of such termination."

         2. No amendment, alteration, modification or waiver of any provision hereof shall be valid unless in writing and signed by both parties hereto.


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         3. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach or violation. The invalidity of any one or more words, phrases, sentences, paragraphs, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portion(s) of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, paragraphs, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, paragraph or paragraphs, clause or clauses, or section or sections had not been inserted into this Agreement.

         4. The parties hereto shall respectively do all acts and things and execute all documents reasonably required to give effect to this Agreement.

         5. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of California and the parties hereto expressly attorn to the jurisdiction of the courts of Orange County, the State of California.

         6. The division of this Agreement into Sections and other portions is for convenience of reference only and shall not affect the construction and interpretation of this Agreement.

         7. This Agreement may be executed in one or more counterparts each of which together shall constitute the entire agreement.


                       [Signatures on the following page]


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              [Signature Page to First Amendment to Loan Agreement]

         IN WITNESS WHEREOF the Company and the Borrower have executed this Agreement as of the date first above written.

                                        FUTURELINK CORP.



                                        By: /s/ RICHARD WHITE
                                            ------------------------------------
                                        Print Name: Richard M. White
                                                    ----------------------------
                                        Print Title: VP Administration
                                                     ---------------------------

                                        By: /s/ KYLE B.A. SCOTT
                                            ------------------------------------
                                        Print Name: Kyle B.A. Scott
                                                    ----------------------------
                                        Print Title: VP & Secretary
                                                     ---------------------------


/s/ J. M. SACK                          /s/ VINCENT L. ROMANO, JR.
-----------------------------------     ----------------------------------------
Witness                                 VINCENT L. ROMANO, JR.


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